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Exhibit 10.6(j)
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                  LETTER AMENDMENT TO THE REVOLVING CREDIT AND
                           LETTER OF CREDIT AGREEMENT

Letterhead of Mercantile Safe Deposit & Trust Company

May 31, 2001

Mr. Lawrence Rychlak
Senior Vice President and Chief Financial Officer
Environmental Elements Corporation
P. O. Box 1318
Baltimore, Maryland  21203

Dear Larry:

Reference is made to the Revolving Credit and Letter of Credit Agreement dated November 24, 1993 as amended by and among Environmental Elements Corporation and Mercantile-Safe Deposit & Trust Company. Confirming our recent telephone conversations and electronic correspondence, the maturity date of the Agreement is to be extended from December 31, 2001 to April 1, 2002 and the financial covenants are to be revised as follows:

 1. It will constitute a default if the Borrower experiences an aggregate loss exceeding $500,000 for the period April 1, 2001 through September 30, 2001.

 2. It shall constitute a default if the Borrower experiences an aggregate loss for the period April 1, 2001 through December 1, 2001.

 3. The Borrower must have a net pretax profit of not less than $250,000 for the fiscal year ending March 31, 2002.

 4. For the purpose of calculating profitability, any write-down of the $1,200,000 Weldwood receivable will be excluded.

 5. The requirement contained in Section 6.05 of the Agreement for the Borrower to maintain a Minimum Tangible Net Worth of $6,500,000 is to be eliminated.

By copy of this letter, I am requesting that J. Michael Brennan, Esq. draft an amendment to the loan documentation reflecting the above terms.

Very truly yours,

Philip G. Enstice


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